Exhibit 2.1

AMENDMENT NO. 3 TO THE BUSINESS COMBINATION AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Business Combination Agreement (as defined below) is entered into as of July 30, 2025, by and between Plum Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), and Tactical Resources Corp., a corporation formed under the Laws of the Province of British Columbia (the “Company”).

WHEREAS, on August 22, 2024, SPAC, the Company, Plum III Amalco Corp., a corporation formed under the Laws of the Province of British Columbia and a direct, wholly owned Subsidiary of SPAC, and Plum III Merger Corp., a corporation formed under the Laws of the Province of British Columbia (“Pubco”), entered into that certain business combination agreement (the “Original Business Combination Agreement”);

WHEREAS, (a) on December 10, 2024, SPAC and the Company entered into that certain Amendment No. 1 to the Business Combination Agreement (the “First Amendment”), and (b) on January 28, 2025, SPAC and the Company entered into that certain Amendment No. 2 to the Business Combination Agreement (the “Second Amendment” and the Original Business Combination Agreement, as amended by the First Amendment and the Second Amendment, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 11.11 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified at any time, in whole or in part, only by a duly authorized agreement in writing executed by SPAC and the Company; and

WHEREAS, SPAC and the Company desire to amend the Business Combination Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Amendments to the Business Combination Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Business Combination Agreement in alphabetical order:

“Closing Company Shareholder” means a Person who is a Company Shareholder as of immediately prior to the Company Amalgamation Effective Time.

“Lock-Up Percentage” means a percentage which (a) is not less than 80% and not greater than 85% and (b) permits Pubco to satisfy applicable Nasdaq listing and corporate governance rules and regulations from and after the Company Amalgamation Effective Time, which percentage shall be publicly announced by the Company following a final determination made by the Company Board upon a recommendation by the Company Special Committee.

“Permitted Transferee” means any Person to whom a Transfer of Lock-Up Shares is permitted prior to the expiration of the Lock-Up Period as set forth in Section 2.15(c).

“Stock Price Level” means the daily volume weighted average closing sale price per share of the Pubco Common Shares as quoted on Nasdaq (or such other principal securities exchange or securities market on which the Pubco Common Shares are then traded) for any 20 Trading Days within any 30 consecutive Trading Day period.

“Third Amendment” means that certain Amendment No. 3 to the Business Combination Agreement, dated as of July 30, 2025, by and between SPAC and the Company.

“Trading Day” means any day on which Pubco Common Shares are actually traded on the principal securities exchange or securities market on which Pubco Common Shares are then traded.

“Transfer” means (a) any transfer or sale of, offer to sell, Contract to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of (whether by operation of law or otherwise) or agreement to dispose of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (in each case, within the meaning of Section 16 of the Exchange Act) with respect to, any security or (b) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.”

(b)	The following defined terms are hereby added to Section 1.02 of the Business Combination Agreement in alphabetical order:

“First Tranche	Section 2.15(a)(i)(A)
Key Company Securityholder Lock-Up Agreement	Section 8.21
Lock-Up Period	Section 2.15(a)(i)
Lock-Up Restriction	Section 2.15(a)(i)
Lock-Up Shares	Section 2.15(a)(i)
Second Tranche	Section 2.15(a)(i)(B)
Third Tranche	Section 2.15(a)(i)(C)”

(c)	The definition of “Ancillary Agreements” in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“Ancillary Agreements” means, collectively, (a) the Plan of Arrangement, (b) the Company Securityholder Support Agreement, (c) the Sponsor Support Agreement, (d) the Sponsor Parties Lock-Up Agreement, (e) the Registration Rights Agreement, (f) the PIPE Subscription Agreements, (g) the Key Company Securityholder Lock-Up Agreement and (h) all other agreements, certificates and instruments executed and delivered by any of the Parties in connection with the Transactions.

(d)	Article II of the Business Combination Agreement is hereby amended to add the following as a new Section 2.15 thereof:

“Section 2.15 Company Lock-Up.

(a) In accordance with the terms and subject to the conditions of the Plan of Arrangement, the Arrangement Consideration Shares shall be subject to the restrictions on Transfer set forth in this Section 2.15(a):

(i) a portion of the Arrangement Consideration Shares issued at the Company Amalgamation Effective Time to each Closing Company Shareholder equal to the Lock-Up Percentage (the “Lock-Up Shares”) shall be subject to the following restrictions on Transfer, and no Closing Company Shareholder, nor his, her or its Permitted Transferees, shall be permitted to Transfer any Lock-Up Shares during the period beginning on the Closing Date and ending on the date that is the six-month anniversary of the Closing Date (the “Lock-Up Period” and such restriction, the “Lock-Up Restriction”), except as permitted in accordance with the following:

(A) during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “First Tranche”) if a Stock Price Level equal to or greater than $15.00 is achieved;

(B) during the Lock-Up Period and after or concurrently with the satisfaction of the condition precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 2.15(a)(i)(A), the Lock-Up Restriction shall expire with respect to an additional one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “Second Tranche”) if a Stock Price Level equal to or greater than $20.00 is achieved;

(C) during the Lock-Up Period and after or concurrently with the satisfaction of the conditions precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 2.15(a)(i)(A) and the Second Tranche under Section 2.15(a)(i)(B), the Lock-Up Restriction shall expire with respect to the last one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “Third Tranche”) if a Stock Price Level equal to or greater than $25.00 is achieved;

(D) during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to all Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time on the date on which a Change of Control Event occurs; and

(ii) all remaining Arrangement Consideration Shares issued at the Company Amalgamation Effective Time to each Closing Company Shareholder shall not be subject to any restrictions on Transfer, except as may be set forth in the Pubco Governing Documents or any applicable Key Company Securityholder Lock-Up Agreement or pursuant to applicable Law.

(b) In the event of an early expiration of the Lock-Up Restriction with respect to the First Tranche, the Second Tranche, the Third Tranche or all of the Lock-Up Shares as set forth in Section 2.15(a)(i), Pubco shall issue a press release announcing such early expiration of the Lock-Up Restriction.

(c) Notwithstanding the provisions set forth in Section 2.15(a)(i), each Closing Company Shareholder and his, her or its Permitted Transferees may Transfer, in whole or in part, his, her or its Lock-Up Shares during the Lock-Up Period (i) to any Affiliate(s) of such Closing Company Shareholder or such Permitted Transferee, or (ii) in the case of an individual Closing Company Shareholder or Permitted Transferee, (A) to a member of such individual’s immediate family (including such Closing Company Shareholder’s or such Permitted Transferee’s spouse or ancestors, descendants or siblings (in each case, whether by blood, marriage or adoption)) or to a trust, the beneficiary of which is such Closing Company Shareholder or such Permitted Transferee or a member of such Closing Company Shareholder’s or such Permitted Transferee’s immediate family, or (B) by virtue of laws of descent and distribution upon the death of such Closing Company Shareholder or Permitted Transferee.

(d) If, during the Lock-Up Period, (i) Pubco declares, sets aside or pays any share dividend or other distribution payable in shares to its shareholders of record as of a time prior to the expiration of the Lock-Up Period, or (ii) the issued and outstanding Pubco Common Shares shall have been changed into a different number or class of shares by reason of any share split, share combination, consolidation, reclassification, recapitalization, reorganization, exchange, readjustment of shares or similar transaction, then, in each case of clauses (i) and (ii), the Stock Price Levels of the Pubco Common Shares set forth in Section 2.15(a)(i)(A), Section 2.15(a)(i)(B) and Section 2.15(a)(i)(C) shall be appropriately adjusted as necessary to provide the same economic effect as contemplated by this Section 2.15 prior to such action and, as so adjusted, shall from and after the date of such event be subject to further adjustment in accordance with this Section 2.15(d).

(e) If any Transfer is made or attempted contrary to the provisions of this Section 2.15, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such Transfer and any such transferee of Lock-Up Shares as the holder of record of such Lock-Up Shares for any purpose. In order to enforce this Section 2.15(e), Pubco may impose stop-transfer instructions with respect to the Lock-Up Shares in accordance with the terms of this Section 2.15 through the expiration of the Lock-Up Period.

(f) During the Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN BUSINESS COMBINATION AGREEMENT, DATED AS OF AUGUST 22, 2024, AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH BUSINESS COMBINATION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER OF SUCH SECURITIES TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, each Closing Company Shareholder or Permitted Transferee shall retain all of his, her or its rights as a shareholder of Pubco with respect to his, her or its Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.”

(e)	Article VI of the Business Combination Agreement is hereby amended to add the following as a new Section 6.04 thereof:

“Section 6.04 Company Reverse Stock Split. Notwithstanding anything herein to the contrary (including Section 6.01), the Parties acknowledge and agree that, at the Company Shareholders Meeting, the Company shall seek the approval of the Company Shareholders to effect a reverse stock split, with each issued and outstanding Company Common Share immediately prior to such reverse stock split to be exchanged for a lesser number of Company Common Shares as determined by the Company Board and publicly announced prior to the Company Shareholders Meeting; provided, however, that in no event shall each issued and outstanding Company Common Share immediately prior to such reverse stock split be exchanged for less than 0.04 Company Common Shares.”

(f)	Article VIII of the Business Combination Agreement is hereby amended to add the following as a new Section 8.21 thereof:

“Section 8.21 Key Company Securityholder Lock-Up Agreements. Concurrently with the execution and delivery of the Third Amendment, Pubco, SPAC, the Company and the Key Company Securityholders have entered into a lock-up agreement (the “Key Company Securityholder Lock-Up Agreement”) pursuant to which, among other things, certain Pubco Common Shares to be held by the Key Company Securityholders immediately following the Closing shall be subject to certain limitations on disposition as set forth therein.”

(g)	Section 10.01(b) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(b)  by written notice from the Company or SPAC (or, from and after the SPAC Amalgamation Effective Time, Pubco) to the other Party if the Closing shall not have occurred by July 30, 2026 (the “Agreement End Date”); provided, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any Party whose breach or violation (or, in the case of SPAC, a breach or violation by Pubco or Amalco) of any representation, warranty, covenant, obligation or agreement under this Agreement has been the principal cause of the failure of a condition set forth in Article IX to be satisfied on or before such date;”

(h)	Exhibit A to the Business Combination Agreement is hereby amended to add the following as a new Section 4.8 thereof:

“4.8 Company Lock-Up.

(a)	The Arrangement Consideration Shares shall be subject to the restrictions on Transfer set forth in this Section 4.8:

(i)	a portion of the Arrangement Consideration Shares issued at the Company Amalgamation Effective Time to each Closing Company Shareholder equal to the Lock-Up Percentage (the “Lock-Up Shares”) shall be subject to the following restrictions on Transfer, and no Closing Company Shareholder, nor his, her or its Permitted Transferees, shall be permitted to Transfer any Lock-Up Shares during the period beginning on the Closing Date and ending on the date that is the six-month anniversary of the Closing Date (the “Lock-Up Period” and such restriction, the “Lock-Up Restriction”), except as permitted in accordance with the following:

(A)	during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “First Tranche”) if a Stock Price Level equal to or greater than $15.00 is achieved;

(B)	during the Lock-Up Period and after or concurrently with the satisfaction of the condition precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 4.8(a)(i)(A), the Lock-Up Restriction shall expire with respect to an additional one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “Second Tranche”) if a Stock Price Level equal to or greater than $20.00 is achieved;

(C)	during the Lock-Up Period and after or concurrently with the satisfaction of the conditions precedent for the early expiration of the Lock-Up Restriction with respect to the First Tranche under Section 4.8(a)(i)(A) and the Second Tranche under Section 4.8(a)(i)(B), the Lock-Up Restriction shall expire with respect to the last one-third of the Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time (the “Third Tranche”) if a Stock Price Level equal to or greater than $25.00 is achieved; and

(D)	during the Lock-Up Period, the Lock-Up Restriction shall expire with respect to all Lock-Up Shares issued to each Closing Company Shareholder at the Company Amalgamation Effective Time on the date on which a Change of Control Event occurs; and

(ii)	all remaining Arrangement Consideration Shares issued at the Company Amalgamation Effective Time to each Closing Company Shareholder shall not be subject to any restrictions on Transfer, except as may be set forth in the Pubco Governing Documents or any applicable Key Company Securityholder Lock-Up Agreement or pursuant to applicable Law.

(b)	In the event of an early expiration of the Lock-Up Restriction with respect to the First Tranche, the Second Tranche, the Third Tranche or all of the Lock-Up Shares as set forth in Section 4.8(a)(i), Pubco shall issue a press release announcing such early expiration of the Lock-Up Restriction.

(c)	Notwithstanding the provisions set forth in Section 4.8(a)(i), each Closing Company Shareholder and his, her or its Permitted Transferees may Transfer, in whole or in part, his, her or its Lock-Up Shares during the Lock-Up Period (i) to any Affiliate(s) of such Closing Company Shareholder or such Permitted Transferee, or (ii) in the case of an individual Closing Company Shareholder or Permitted Transferee, (A) to a member of such individual’s immediate family (including such Closing Company Shareholder’s or such Permitted Transferee’s spouse or ancestors, descendants or siblings (in each case, whether by blood, marriage or adoption)) or to a trust, the beneficiary of which is such Closing Company Shareholder or such Permitted Transferee or a member of such Closing Company Shareholder’s or such Permitted Transferee’s immediate family, or (B) by virtue of laws of descent and distribution upon the death of such Closing Company Shareholder or Permitted Transferee.

(d)	If, during the Lock-Up Period, (i) Pubco declares, sets aside or pays any share dividend or other distribution payable in shares to its shareholders of record as of a time prior to the expiration of the Lock-Up Period, or (ii) the issued and outstanding New Pubco Common Shares shall have been changed into a different number or class of shares by reason of any share split, share combination, consolidation, reclassification, recapitalization, reorganization, exchange, readjustment of shares or similar transaction, then, in each case of clauses (i) and (ii), the Stock Price Levels of the New Pubco Common Shares set forth in Section 4.8(a)(i)(A), Section 4.8(a)(i)(B) and Section 4.8(a)(i)(C) shall be appropriately adjusted as necessary to provide the same economic effect as contemplated by this Section 4.8 prior to such action and, as so adjusted, shall from and after the date of such event be subject to further adjustment in accordance with this Section 4.8(d).

(e)	If any Transfer is made or attempted contrary to the provisions of this Section 4.8, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such Transfer and any such transferee of Lock-Up Shares as the holder of record of such Lock-Up Shares for any purpose. In order to enforce this Section 4.8(e), Pubco may impose stop-transfer instructions with respect to the Lock-Up Shares in accordance with the terms of this Section 4.8 through the expiration of the Lock-Up Period.

(f)	During the Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN BUSINESS COMBINATION AGREEMENT, DATED AS OF AUGUST 22, 2024, AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH BUSINESS COMBINATION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER OF SUCH SECURITIES TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g)	For the avoidance of any doubt, each Closing Company Shareholder or Permitted Transferee shall retain all of his, her or its rights as a shareholder of Pubco with respect to his, her or its Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.”

(i)	The following definitions are hereby added to Section 1.1 of Exhibit A to the Business Combination Agreement in alphabetical order:

“Closing Company Shareholder” means a Person who is a Company Shareholder as of immediately prior to the Company Amalgamation Effective Time.

“Lock-Up Percentage” means a percentage which (a) is not less than 80% and not greater than 85% and (b) permits Pubco to satisfy applicable Nasdaq listing and corporate governance rules and regulations from and after the Company Amalgamation Effective Time, which percentage shall be publicly announced by the Company following a final determination made by the Company Board upon a recommendation by the Company Special Committee.

“Permitted Transferee” means any Person to whom a Transfer of Lock-Up Shares is permitted prior to the expiration of the Lock-Up Period as set forth in Section 4.8(c).

“Stock Price Level” means the daily volume weighted average closing sale price per share of the New Pubco Common Shares as quoted on Nasdaq (or such other principal securities exchange or securities market on which the New Pubco Common Shares are then traded) for any 20 Trading Days within any 30 consecutive Trading Day period.

“Trading Day” means any day on which New Pubco Common Shares are actually traded on the principal securities exchange or securities market on which New Pubco Common Shares are then traded.

“Transfer” means (a) any transfer or sale of, offer to sell, Contract to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of (whether by operation of law or otherwise) or agreement to dispose of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (in each case, within the meaning of Section 16 of the Exchange Act) with respect to, any security or (b) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.”

2.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Business Combination Agreement.

3.	Effect of Amendment. This Amendment shall be effective as of the date hereof and shall be integrated into and form part of the Business Combination Agreement upon execution. After giving effect to this Amendment, each reference in the Business Combination Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Business Combination Agreement shall refer to the Business Combination Agreement as amended by this Amendment, and all references in the Ancillary Agreements to “the Business Combination Agreement”, “the Agreement” or words of like import referring to the Business Combination Agreement shall refer to the Business Combination Agreement as amended by this Amendment. Notwithstanding the foregoing, all references in the Business Combination Agreement or the Disclosure Schedules to “the date hereof” or “the date of this Agreement”, or in the Business Combination Agreement or any of the Ancillary Agreements to “the date of the Business Combination Agreement”, “the date of the Agreement” or words of like import, shall (except to the extent any such references are amended (or amended and restated) pursuant to the terms of this Amendment) refer to August 22, 2024, and all references in the Business Combination Agreement to “prior to the date of this Agreement” or words of like import shall mean before the Business Combination Agreement was executed on August 22, 2024. All terms and conditions of the Business Combination Agreement shall remain unchanged except as specifically modified in this Amendment. Where the terms of the Business Combination Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control.

4.	Entire Agreement. This Amendment (together with the Business Combination Agreement) constitutes the entire agreement between the Parties in respect of the subject matter contained herein and therein and supersedes any other Contracts, whether written or oral, that may have been made or entered into by or between any of the Parties or any of their respective Affiliates relating to the subject matter contained herein or therein.

5.	Miscellaneous. The provisions of Sections 11.02 (Waiver), 11.03 (Notices), 11.04 (Assignment), 11.05 (Rights of Third Parties), 11.06(a) (Expenses), 11.07 (Governing Law), 11.08 (Headings; Counterparts), 11.11 (Amendments), 11.13 (Severability), 11.14 (Jurisdiction; WAIVER OF JURY TRIAL), 11.15 (Enforcement) and 11.16 (Non-Recourse) of the Business Combination Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Business Combination Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

SPAC:

PLUM ACQUISITION CORP. III

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President and Chief Executive Officer

COMPANY:

TACTICAL RESOURCES CORP.

By:	/s/ Ranjeeet Sundher
Name:	Ranjeet Sundher
Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to Business Combination Agreement]